Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem Holdings, Inc. Reports FIRST QUARTER 2019 Financial REsults

“Increase of 10.4% in Revenue vs. Same Prior Year Period - Market Share Gains Still in Early Innings.”

MADISON HEIGHTS, MICHIGAN, May 14, 2019—InfuSystem Holdings, Inc. (NYSE American LLC: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, today reported financial results for the first quarter ended March 31, 2019.

First Quarter Highlights:

●	Net revenues for the quarter ended March 31, 2019 were $18.2 million, an increase of $1.7 million, or 10.4%, from the same prior year period.
●	Cash flows provided by operating activities were $1.3 million for the quarter ended March 31, 2019, up $0.2 million, or 20.5%, from the same prior year period.
●	Net loss for the quarter ended March 31, 2019 was $1.0 million vs. net income of $0.2 million for the same prior year period.
●

Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) for the quarter ended March 31, 2019 was $3.1 million, a decrease of 12.5% from the same prior year period and representing 17.1% and 21.6% of net revenues, respectively.

Commenting on the first quarter, Richard DiIorio, chief executive officer of InfuSystem, said, “I am pleased to announce that the growth opportunities we discussed in earlier calls have begun to present themselves in our topline revenue. In the first quarter, our core oncology business benefited from the market share gains from elastomeric pumps. Also benefiting the top line was growth in the Pain Management and product sales markets.”

Mr. DiIorio continued, “We are still early in the process of winning significant market share in our oncology business.  The second phase, triggered by our largest competitor changing its business model, is going according to plan, but we still do not expect to see a revenue impact from that change until the second half of 2019.  The process likely will continue into 2020.  I am excited about the potential growth in 2019 and into 2020 as we layer the expected market share gain, and associated revenue, to our first quarter revenue growth of 10.4% vs. the prior year.”

Mr. DiIorio concluded, “The InfuSystem team has been positioning the Company to absorb the anticipated new business while continuing to deliver superior patient care and customer service.  As we continue to scale to meet this growth opportunity, we will make operating investments, in addition to significant capital expenditures, that will negatively affect profitability in the short term.  The benefits, on the other hand, are expected to contribute to long-term profitability and substantial value creation for our shareholders.”

Conference Call

The Company will conduct a conference call for investors on Tuesday, May 14, 2019 at 9:00 a.m. Eastern Time to discuss first quarter 2019 results. The conference call may also include a discussion of Company developments, forward-looking statements and other material information about business and financial matters. To participate in this call, please dial in toll-free (833) 366-1127 or (412) 902-6773. Additionally, a Web replay will be available on the Company’s website for 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10131508, through May 21, 2019.

Condensed Consolidated Financial Statements

Certain balances in the condensed consolidated financial statements for the quarter ended March 31, 2018 have been reclassified to be consistent with the quarter ended March 31, 2019 presentation in accordance with GAAP.

Additionally, effective January 1, 2019, InfuSystem adopted, on a modified retrospective approach, Accounting Standards Update Topic 842: Leases (“ASU 842”). The adoption of ASU 842 impacts the condensed consolidated balance sheets by creating right-of-use assets and current and non-current liabilities for leases previously classified as operating leases. The Company evaluated the impact of adopting ASU 842 on operating lease expense and determined the impact to be consistent with previous expense recognition. ASU 842 also does not impact the Company’s accounting for rental revenues.

As a result, the adoption of ASU 842 resulted in the recognition and elimination of the following assets and liabilities in the condensed consolidated balance sheet as of March 31, 2019:

●	The recognition of right-of-use assets of $2.7 million;
●	The recognition of operating lease liabilities of $2.8 million with $1.3 million classified as current; and,
●	The elimination of the previous liability for the timing of the recognition of operating lease expense of $0.1 million.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for non-recurring items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items or for non-operating items. A reconciliation of those measures to the most directly comparable GAAP measures is proved below.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American LLC under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company's Form 10-Q for the quarter ended March 31, 2019 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	March 31,	December 31,
(in thousands, except share data)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$1,900	$4,318
Accounts receivable, net	10,475	9,593
Inventories	2,553	2,254
Other current assets	1,470	1,372
Total current assets	16,398	17,537
Medical equipment for sale or rental	1,810	1,601
Medical equipment in rental service, net of accumulated depreciation	26,109	23,488
Property & equipment, net of accumulated depreciation	1,368	1,445
Intangible assets, net	18,740	19,865
Operating lease right of use assets	2,671	-
Other assets	149	137
Total assets	$67,245	$64,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,672	$7,091
Capital lease liability, current	-	33
Current portion of long-term debt	5,337	4,903
Other current liabilities	3,466	2,763
Total current liabilities	18,475	14,790
Long-term debt, net of current portion	27,519	28,842
Deferred income taxes	29	-
Operating lease liabilities, net of current portion	1,479	-
Total liabilities	47,502	43,632

Stockholders’ equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 23,221,296 and 19,702,807, respectively, as of March 31, 2019 and 23,095,513 and 19,577,024, respectively, as of December 31, 2018	2	2
Additional paid-in capital	83,429	83,167
Retained deficit	(63,688)	(62,728)
Total stockholders’ equity	19,743	20,441
Total liabilities and stockholders’ equity	$67,245	$64,073

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31
	2019	2018

Net revenues	$18,193	$16,483
Cost of revenues	7,852	6,246
Gross profit	10,341	10,237

Selling, general and administrative expenses:
Amortization of intangibles	1,125	1,187
Selling and marketing	2,602	2,301
General and administrative	7,034	6,161
Total selling, general and administrative	10,761	9,649

Operating (loss) income	(420)	588
Other expense:
Interest expense	(460)	(315)
Other expense	(21)	(11)

(Loss) income before income taxes	(901)	262
Provision for income taxes	(59)	(58)
Net (loss) income	$(960)	$204

Net (loss) income per share:
Basic	$(0.05)	$0.01
Diluted	(0.05)	0.01
Weighted average shares outstanding:
Basic	19,580,049	22,799,221
Diluted	19,580,049	22,857,121

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31
(in thousands)	2019	2018
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,269	$1,053

INVESTING ACTIVITIES
Purchase of medical equipment and property	(3,535)	(1,120)
Proceeds from sale of medical equipment and property	764	955
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,771)	(165)

FINANCING ACTIVITIES
Principal payments on revolving credit facility, term loans and capital lease obligations	(929)	(2,790)
Debt issuance costs	(3)	-
Common stock repurchased to satisfy statutory withholding on employee stock based compensation plans	(37)	-
Common stock repurchased as part of Repurchase Program	-	(83)
Cash proceeds from stock plans	53	46
NET CASH USED IN FINANCING ACTIVITIES	(916)	(2,827)

Net change in cash and cash equivalents	(2,418)	(1,939)
Cash and cash equivalents, beginning of period	4,318	3,469
Cash and cash equivalents, end of period	$1,900	$1,530

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET LOSS TO ADJUSTED EBITDA:
	Three Months Ended
	March 31,
(in thousands)	2019	2018

GAAP net (loss) income	(960)	204
Adjustments:
Interest expense	460	315
Provision for income taxes	59	58
Depreciation	1,780	1,628
Asset impairment	-	-
Amortization	1,125	1,187

Non-GAAP EBITDA	$2,464	$3,392

Stock compensation costs	246	126
Early termination fees for capital leases	190	-
Exited facility costs	6	-
Management reorganization/transition costs	45	47
Certain other non-recurring costs	168	-
Non-GAAP Adjusted EBITDA	$3,119	$3,565

GAAP Net Revenues	$18,193	$16,483
Non-GAAP Adjusted EBITDA Margin	17.1%	21.6%

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA as a percentage of Non-GAAP Adjusted Net Revenues.